                                                                    EXHIBIT 32.1


               CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
                          SIGMATRON INTERNATIONAL, INC.
              PURSUANT TO RULE 13a-14(b) UNDER THE EXCHANGE ACT AND
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

          I, Gary R. Fairhead, am President and Chief Executive Officer of SigmaTron International, Inc. (the "Company").

          This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 (the "Report").

          I hereby certify that to the best of my knowledge:

          (a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

          (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  December 14, 2006


                                           /s/ Gary R. Fairhead
                                           -------------------------------------
                                           Gary R. Fairhead
                                           President and Chief Executive Officer
                                           of SigmaTron International, Inc.